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                                                                     EXHIBIT 3.1

                                                          ENDORSED
                                                           FILED
                                         In the office of the Secretary of State
                                                of the State of California

                                                        NOV 12 1996

                                                      /s/ BILL JONES
                                              BILL JONES, Secretary of State


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            TELENETICS CORPORATION,
                            a California corporation

     Michael A. Armani and Shala Shashani certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of the corporation named above.

     2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows.

     FIRST: The name of the corporation is TELENETICS CORPORATION.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The total number of shares which this corporation shall have authority to issue is One Hundred Million (100,000,000) shares, all of one class.

     3. The restated articles and this certificate have been approved by the Board of Directors of the corporation.

     4. The foregoing amendment was approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the Corporations Code, the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 24,685,550 Common shares and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Dated: October 1, 1996

                                        /s/ MICHAEL A. ARMANI
                                        -------------------------
                                        MICHAEL A. ARMANI


                                        /s/ SHALA SHASHANI
                                        -------------------------
                                        SHALA SHASHANI